As filed with the Securities and Exchange Commission on April 13, 2001
                                                   Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         NEW VISUAL ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


            UTAH                                        95-4543704
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

                           5920 FRIARS ROAD, SUITE 104
                           SAN DIEGO, CALIFORNIA 92108
                                 (619) 692-0333
               (Address; including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               RAY WILLENBERG, JR.
                         NEW VISUAL ENTERTAINMENT, INC.
                           5920 FRIARS ROAD, SUITE 104
                           SAN DIEGO, CALIFORNIA 92108
                                 (619) 692-0333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                               LAWRENCE B. MANDALA
                                ROBIN M. WHEATLEY
                                BAKER & MCKENZIE
                            2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 978-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ___________________


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _________________________

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                 CALCULATION OF REGISTRATION FEE
============================================== ================== =================== ========================== ==================
                                                    AMOUNT          PROPOSED MAXIMUM      PROPOSED MAXIMUM           AMOUNT OF
                TITLE OF SHARES                      TO BE              OFFERING         AGGREGATE OFFERING        REGISTRATION
               TO BE REGISTERED                 REGISTERED (1)    PRICE PER SHARE (2)         PRICE (2)               FEE (3)
---------------------------------------------- ------------------ ------------------- -------------------------- ------------------
Common Stock, par value $0.001 per share (4)       6,266,665             $3.80               $23,813,327              $5,953
---------------------------------------------- ------------------ ------------------- -------------------------- ------------------
Common Stock, par value $0.001 per share (5)       1,570,000             $3.80                $5,966,000              $1,492
---------------------------------------------- ------------------ ------------------- -------------------------- ------------------
Common Stock, par value $0.001 per share (6)       4,425,818             $3.80               $16,818,108              $4,205
---------------------------------------------- ------------------ ------------------- -------------------------- ------------------
Preferred Stock Purchase Rights                12,262,483 rights          N/A                    N/A                    N/A
============================================== ================== =================== ========================== ==================
Total                                             24,524,966                                 $46,597,435             $11,650
============================================== ================== =================== ========================== ==================

(1) This registration statement covers any additional shares of common stock of New Visual Entertainment, Inc. that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of our outstanding common stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the closing bid and asked price for our common stock on the OTC Bulletin Board on April 10, 2001.
(3) In accordance with Rule 457(g), no additional registration fee is required in respect of the preferred stock purchase rights.
(4)   Represents shares of common stock held by the Selling Shareholders.
(5) Represents shares of common stock issuable pursuant to the terms of that certain Securities Purchase Agreement dated November 17, 2000, as amended, by and among the Registrant, Lilly Beter Capital Group, Ltd., International Caribbean Trust Limited, Cutting Edge Trust Limited, Wind & Sea Trust Limited, Montgomery Landing Trust Limited, Quail Run Trust Limited, Prometheus Trust Limited and Tru Color Trust Limited.
(6) Represents shares of common stock issuable upon the exercise of outstanding warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED APRIL __, 2001

PROSPECTUS

                         NEW VISUAL ENTERTAINMENT, INC.

                     UP TO 12,262,483 SHARES OF COMMON STOCK

This offering relates to the resale, from time to time, of an aggregate of up to 12,262,483 shares of our common stock by persons who are referred to in this prospectus as selling shareholders. The shares offered by this prospectus include:

     o   shares already issued by us;
     o shares that we may require some of the selling shareholders to buy from us in the future under a Securities Purchase Agreement between us and those shareholders; and
     o shares issuable in the future if warrants held by some of the selling shareholders are exercised.

We will not receive any proceeds from the resale of these shares by the selling shareholders, but would receive proceeds from the sale of shares under the Securities Purchase Agreement and the exercise of the warrants, most of which cannot be exercised on a cashless basis. The total proceeds to us from the sale of these shares and exercise of the portion of the warrants that can only be exercised on a cash basis, would be approximately $12,188,000 based upon the present market price of our common stock. See "Use of Proceeds" and "Securities Purchase Agreement."

Our common stock is quoted on the over-the-counter or OTC Bulletin Board under the trading symbol "NVEI." On April 10, 2001, the average of the closing bid and asked price of our common stock was $3.80. The selling shareholders may sell the shares from time to time in public or private transactions occurring on or off the OTC Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts.

                               ------------------

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission. You should read both this prospectus and any related prospectus supplement together with additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

All references in this prospectus to "New Visual," "the company," "we," "us" or "our" mean New Visual Entertainment, Inc. and, as the context requires, its subsidiaries.
                               ------------------

YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 1 BEFORE MAKING A DECISION TO PURCHASE SHARES OF COMMON STOCK.
                               ------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL __, 2001.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS



RISK FACTORS............................................1

THE COMPANY.............................................4

USE OF PROCEEDS.........................................5

SELLING SHAREHOLDERS....................................5

SECURITIES PURCHASE AGREEMENT..........................15

PLAN OF DISTRIBUTION...................................16

DESCRIPTION OF SECURITIES TO BE REGISTERED.............17

LEGAL MATTERS..........................................17

EXPERTS................................................17

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS.............18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........18

WHERE YOU CAN FIND MORE INFORMATION....................19

DISCLOSURE OF COMMISSION POSITION ON
     INDEMNIFICATION FOR SECURITIES ACT LIABILITIES....19

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

WE HAVE A LIMITED OPERATING HISTORY IN THE TELECOMMUNICATIONS INDUSTRY.

We did not begin the telecommunications business conducted through our New Wheel Technology, Inc. ("New Wheel") subsidiary until February 2000. Since that time, we have been engaged principally in completing the development and testing of our proprietary Cu@OCx technology and developing our plan of operation. As a result, we have a limited operating history as a telecommunications company that you can use to evaluate our prospects. Our prospects must therefore be considered in light of the risks, uncertainties, expenses, delays and difficulties usually associated with a new business.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT.

Since inception, we have incurred significant operating losses. We incurred operating losses of $12,289,669 and $2,044,515 for the years ending October 31, 2000 and 1999, respectively. As of January 31, 2001, we had an accumulated deficit of $27,180,847. We cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future. We expect to expend substantial financial resources on research and development, engineering, manufacturing, marketing, sales and administration as we continue to develop and begin to deploy our products. These expenditures will necessarily precede the realization of substantial revenues from sales of our products, which may result in future operating losses.

WE WILL NEED ADDITIONAL CAPITAL FINANCING IN THE FUTURE.

We anticipate that our available sources of equity financing, together with our projected cash flow from operations, will be sufficient to fund our current level of operations and capital requirements for at least the next twelve months. Thereafter, implementation of our business plan, or acceleration of such implementation, is likely to require funds not currently available to us. We also may be required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, accelerate product development and deployment, respond to competitive pressures, develop new or enhanced products or take advantage of unanticipated acquisition opportunities. We cannot be certain we will be able to find such additional financing on reasonable terms, or at all. If we are unable to obtain additional financing when needed, we could be required to modify our business plan in accordance with the extent of available financing. We also may not be able to accelerate the development and deployment of our products, respond to competitive pressures, develop or enhance our products or take advantage of unanticipated acquisition opportunities.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS OR MAY BE SUED BY THIRD PARTIES FOR INFRINGEMENT OF THEIR PROPRIETARY RIGHTS.

Our success depends significantly on our ability to obtain and maintain patent, trademark and copyright protection for our intellectual property, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. If we are not adequately protected, our competitors could use the intellectual property that we have developed to enhance their products and services, which could harm our business. Currently, we have patents pending on our core technology in the United States; however, these patents have not been granted and we cannot assure you that they will be. We intend to file additional patents on various aspects of our technology in the United States and in various foreign countries.

We rely on patent protection, as well as a combination of copyright and trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights but these legal means afford only limited protection. Despite measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries may not protect our proprietary rights as fully as do the laws of the United States. If we litigated to enforce our rights, it would be expensive, divert management resources and may not be adequate to protect our intellectual property rights.

The telecommunications industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of trade secret, copyright or patent infringement. We may inadvertently infringe a patent of which we are unaware. In addition, because patent applications can take many years to issue, there may be a patent application now pending of which we are unaware that will cause us to be infringing when it is issued in the future. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of our alleged infringement of another's intellectual property, forcing us to do one or more of the following:

    o Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;
    o Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; or
    o    Redesign those products or services that incorporate such technology.

A successful claim of infringement against us, and our failure to license the same or similar technology, could adversely effect our business, asset value or stock value. Infringement claims, with or without merit, would be expensive to litigate or settle, and would divert management resources.

OUR MARKET IS HIGHLY COMPETITIVE AND OUR PRODUCTS, TECHNOLOGY AND BUSINESS MAY NOT BE ABLE TO COMPETE EFFECTIVELY WITH OTHER PRODUCTS OR TECHNOLOGIES.

The market for high-speed telecommunications products is highly competitive, and we expect that it will become increasingly competitive in the future. Our potential competitors possess substantially greater name recognition, financial, sales and marketing, manufacturing, technical, personnel and other resources than we have. We will compete with numerous companies with well-established reputations in the broadband telecommunications industry, such as Texas Instruments, Inc. and Broadcom Corporation. Although we believe we will be able to compete based on the special features of our products, our products incorporate new concepts and may not be successful even if they are superior to those of our competitors.

In addition to facing competition from providers of LAN and xDSL-based products, our products will compete with products using other broadband technologies, such as cable modems, wireless, satellite and fiber optic telecommunications technology. Commercial acceptance of any one of these competing solutions could decrease demand for our products.

THE BROADBAND TELECOMMUNICATIONS INDUSTRY IS UNDERGOING RAPID TECHNOLOGICAL CHANGES.

The broadband telecommunications industry is subject to rapid and significant technological change, including continuing developments in networking and xDSL technologies, and alternative technologies for providing high speed data communications such as wireless, satellite, fiber optic and cable modem technologies. The industry is marked by frequent new product introductions and technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. As a consequence, our success will depend on our ability to anticipate or adapt to new technology on a timely basis. If we fail to adapt successfully to technological changes or obsolescence or fail to obtain access to important new technologies, our business, prospects, financial condition and results of operations could be materially adversely affected.

OUR EXECUTIVE OFFICERS AND KEY PERSONNEL ARE CRITICAL TO OUR BUSINESS, AND THESE OFFICERS AND PERSONNEL MAY NOT REMAIN WITH US IN THE FUTURE.

We depend upon the continuing contributions of our key management and product development personnel. The loss of such personnel could seriously harm us. We have entered into employment agreements with Allan Blevins, John Howell, Michael Shepperd and Ray Willenberg, Jr., however, we cannot be sure that we can retain their respective services or those of any other key personnel. In addition, we have not obtained key-man life insurance on any of our executive officers or key employees. Because our Cu@OCx technology is specialized and complex, we need to recruit and retain qualified technical personnel. However, there are many employers competing to hire qualified technical personnel and we have had difficulty attracting and retaining such personnel. We expect to continue to have difficulty hiring and retaining qualified personnel.

WE WILL DEPEND ON OUTSIDE MANUFACTURING SOURCES AND SUPPLIERS.

We may contract with third party manufacturers to produce our products and we will depend on third party suppliers to obtain the raw materials necessary for the production of our products. We do not know what type of contracts we will have with such third party manufacturers and suppliers. In the event we outsource the manufacture of our products, we will have limited control over the actual production process. Moreover, difficulties encountered by any one of our third party manufacturers, which result in product defects, delayed or reduced product shipments, cost overruns or our inability to fill orders on a timely basis, could have an adverse impact on our business. Even a short-term disruption in our relationship with third party manufacturers or suppliers could have a material adverse effect on our operations. We do not intend to maintain an inventory of sufficient size to protect ourselves for any significant period of time against supply interruptions, particularly if we are required to obtain alternative sources of supply.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock will likely fluctuate significantly in response to the following or other factors, some of which are beyond our control:

    o    Variations in our quarterly operating results;
    o Changes in financial estimates of our revenues and operating results by securities analysts;
    o    Changes in market valuations of telecommunications equipment companies;
    o Announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
    o    Additions or departures of key personnel;
    o    Future sales of our common stock;
    o Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our stock;
    o    Commencement of or involvement in litigation; and
    o Announcements by us or our competitors of technological innovations or new products.

In addition, the equity markets have experienced volatility that has particularly effected the market prices of equity securities issued by high technology companies and that often has been unrelated or disproportionate to the operating results of those companies. These broad market fluctuations may adversely effect the market price of our common stock.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS ON OUR COMMON STOCK.

We have not paid any dividends on our common stock since our inception and do not anticipate paying any dividends on our common stock in the foreseeable future. Instead, we intend to retain any future earnings for use in the operation and expansion of our business.

BECAUSE WE ARE SUBJECT TO SECURITIES AND EXCHANGE COMMISSION REGULATIONS RELATING TO LOW-PRICED STOCKS, THE MARKET FOR OUR COMMON STOCK COULD BE ADVERSELY EFFECTED.

The Securities and Exchange Commission has adopted regulations concerning low-priced or "penny" stocks. The regulations generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares continue to be offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares will continue to be subject to these additional regulations relating to low-priced stocks.

The penny stock regulations require that broker-dealers who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchaser, receive the purchaser's written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks. Furthermore, the broker-dealer must obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules.

The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders' ability to sell our common stock in the secondary market.

                                   THE COMPANY

We have developed a proprietary technology for significantly extending the range over which high-speed digital signals can be transmitted over metallic media, such as the world's existing network of copper telephone wires. Through our New Wheel subsidiary, we intend to design, develop, manufacture, license and market products based upon our proprietary technology, known as Cu@OCx. We believe that products using our Cu@OCx technology will enable expanded delivery of wireline broadband technologies such as asynchronous digital subscriber lines and very high bit-rate digital subscriber lines, and will permit improved bandwidth over local area networks. We also believe that products based upon our technology will enable delivery over copper wire of transmissions at high speeds that are presently only attainable over fiber optic synchronous optical networks. Our executive offices are located at 5920 Friars Road, Suite 104, San Diego, California, and our telephone number at that address is (619) 692-0333.

We also produce and distribute 2-D and 3-D filmed entertainment. During the 2000 fiscal year, we entered into a joint venture to produce a 2-D feature length, storm chasing adventure film for mainstream theatrical release. In connection with the filming of this motion picture, we began production of a 3-D behind-the-scenes short film for special venue and home video distribution. During our 2000 fiscal year, we also produced a 3-D short film in Maui as a promotional teaser for Liquid Force Kiteboards and Kites that captures the thrill and challenge of the extreme air and water sport known as "Kiteboarding." Management has determined to focus its efforts and our financial and other resources on our broadband business. We intend, however, to complete our projects under development and continue to distribute our existing library of 3-D content.

Our Impact Multimedia, Inc. subsidiary ("Impact Multimedia") is a full service production studio capable of producing CD-ROM, DVD, or web-based multimedia presentations utilizing the most advanced technologies in animation, graphics design, compression, digital audio, motion capture, digital video and vector-based graphics for corporate, commercial, and consumer applications. During 2000, Impact Multimedia produced multimedia sales demos, business card size CD's, direct mailers, and animated websites. Management has determined to focus its efforts and our financial and other resources on our broadband business and to significantly curtail the business operations of Impact Multimedia in 2001. While Impact Multimedia may continue to produce content for our other business units, we do not anticipate that Impact Multimedia will conduct business for third parties during the 2001 fiscal year.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling shareholders. See "Selling Shareholders" for a list of the persons who would receive those proceeds.

We would, however, receive proceeds of up to $4,423,000 from the sale of our common stock under the Securities Purchase Agreement we entered into with some of the selling shareholders. See "Securities Purchase Agreement." We are not obligated to sell these shares, and there can be no assurance that we will choose to require these shareholders to purchase any particular dollar amount of common stock from us under the Securities Purchase Agreement.

We would also receive proceeds from the exercise of warrants held by some of the selling shareholders, 3,425,818 of which cannot be exercised on a cashless basis and 1,000,000 of which can be exercised for cash or on a cashless basis, at the holder's election. The warrantholders are not obligated to exercise these warrants, and there can be no assurance that they will do so. If warrants are exercised on a cashless basis, we will not receive proceeds from those exercises. The total proceeds to us from the exercise of the warrants, if exercised in full, would be approximately $7,765,000 based upon the present market price of our common stock if all cashless warrants were exercised on a cashless basis.

We intend to use any proceeds we receive from the sale of shares under the Securities Purchase Agreement and exercise of the above warrants for working capital and general corporate purposes. None of the proceeds received under the Securities Purchase Agreement, however, may be used for our present film project.


                              SELLING SHAREHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of the common stock as of March 22, 2001 by the selling shareholders who may sell their common stock pursuant to this prospectus. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted.

-------------------------------- ----------------- ------------- ------------------- -------------------
                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
Amsberry, Carole Anne                  3,400(3)        3,375              25                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Anner, Michael                         2,048           2,000              48                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arjo Enterprises, Inc.                16,044          15,000           1,044                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arnett, Gary and Carolle              25,000(4)       25,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arnett, John                          10,000          10,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arnett, Mark                          16,800(5)       15,000           1,800                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arrigo, Jospeh                           150             150              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arnett, Randall                       64,000(6)       60,000           4,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arnett, Sheldon                       10,000          10,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arrigo, Joseph                           150             150              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Arter & Hadden, LLP                   20,000          20,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Azevedo, Cynthia                         250             250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Barattini, Ed and Mei Wei Wong         9,640           2,500           7,140                  *
-------------------------------- ----------------- ------------- ------------------- -------------------

                                       5

                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
Barnes, Marcy and Dale Young           2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Barry, Mary                              834             834              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Baxter, John                           1,000           1,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Benzaquen, Tanya                       7,143           7,143              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Bilson, Sandra                         8,393           7,143           1,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Blessing, Daryl                          200             200              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Brassfield, Nick Ray and
Carole Amsberry                        3,400(7)        3,375              25                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Brink, Corwin                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Brock, Vincent                         5,715           5,715              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Brown, Dana(8)                         1,250           1,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Burness, Allan and Joy                 5,992           5,992              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Busath, Dan                            4,000           4,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Butler, Jennifer Lee                   6,096           4,584           1,512                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Butterfly Trust, Ltd.                500,000         500,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Carling, Todd and Helen                  750             750              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Casey, Robert                         40,447(9)       40,447              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Charles Schwab & Co. Inc.              2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Charman, Patricia                        400             250             150                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Clapp, Nancy and Bruce Norman          1,607           1,607              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Comeau, Paul and Victoria              1,000           1,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Cono, Charles F/B/O Charles R.
Cono Trust                           253,234         253,234              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Continental Capital & Equity
Corporation(10)                      210,000(11)     210,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Coomes, Carl                          39,088          39,088              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Coomes, Doug                          81,270(12)      81,270              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Coomes, Joanne                        81,270(13)      81,270              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Cottam, James                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Courtade, John                        41,667(14)      41,667              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Cox, William                          37,750          31,250           6,500                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Christensen, Jon                       1,000           1,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Cuter, Elizabeth                       4,286           4,286              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Cutting Edge Trust Limited(15)       707,653(16)     707,653              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Daniels, Sierra Rose                     125             125              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Darios, James                         25,392          10,715          14,677                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Dartman, David                         2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Das, Philip and Cynthia, F/B/O
Das Family Trust                      56,500          56,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------


                                       6

                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
Davidson, Alan                         5,000(17)       5,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Davidson, Judith                       5,000(18)       5,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
De Anna, Herman and Abel              21,897           5,750          16,147                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Delmastro, Brian                       9,384           3,572           5,812                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Dickinson, Ray                         1,000           1,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Dodeward, Renee                          500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Dukhon, Lev                            6,535           6,535              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Eastgate Motors, Inc.                  3,000           3,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Eide, Greg                            74,486(19)      63,571          10,915                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Eide, Timothy                         54,855(20)      40,000          14,855                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
English, J.W.                         20,000          20,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Ensing, Rolly                            250             250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Epic Events Trust, Ltd.(21)          578,200         300,000         278,200                1.1%
-------------------------------- ----------------- ------------- ------------------- -------------------
Evans, Carol and Richard               5,000           5,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Evans, Laura                          10,643          10,643              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Exodus Systems Trust, Ltd.(22)       570,000         300,000         270,000                1.1%
-------------------------------- ----------------- ------------- ------------------- -------------------
Eudinov, Boris                         8,155           8,155              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Faber, Anthony                        20,250          18,250           2,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Faber, David                           2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Faber, Dorian                          2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Faber Family Company, LLC              2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Farmer, Andrew                         3,531(23)       2,281           1,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Ferszt, Nicholas                       1,250           1,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Finn, Tony                             3,412             750           2,662                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
First Clearing Corp.                   3,334           3,334              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Fisher, Patricia                       2,084           2,084              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Floyd, Teddy                             276             250              26                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Friedman, Mark and Donna                 500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Frye, Ray                                750             750              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Galvin, James                          8,929           8,929              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Galvin, Mike                          20,000          18,750           1,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Gardner, Andrew                          417             417              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Gardner, Don                           8,036(24)       8,036              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Garodia, Murari                        1,000           1,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Geis, Angela                             675             675              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Gentry, Randy                          1,150             625             525                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Gillespie, Patricia                   17,334           2,084          15,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Gold, Martha and James Elvin
McAfee                                   500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------

                                       7

                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
Goodman, Sidney                        5,179           5,179              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Goranson, Nels                        15,000(25)      15,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Gordon, David                        289,000         250,000          39,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Griffin, Sr., Patrick Joseph.          9,722           9,722              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Griggs, Rocky                         67,133          17,858          49,275                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Grimaldi, Laurie Rose                  1,250           1,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Grimaldi, Mark                         1,250           1,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Grisham, Joel Mark                   125,781          72,500          53,281                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Guzman, Donald                           500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Haley, Bill and Clara                  9,128           8,334             794                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Handler, Gerald                       17,000(26)       9,000           8,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hansen, Steve                          3,115             500           2,615                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Harlan, Charise                          313             313             313                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Harlan, Donald and Anna Marie         72,935(27)      56,687          16,248                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Harris, Bill                           4,000           4,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Harris, Brian                          1,000           1,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hawks, Troy                          111,875          33,750          78,125                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
The Haws Family Trust                    250             250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Haws, Allen and Elizabeth                500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hayden, Scott                          2,000           2,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Haynie, Sid and Diane                  8,325           1,750           6,575                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Heredia, Maria Luz                       629             629              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hightower, George                      5,688           5,500             188                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hodges III, Jesse                     15,250(28)      15,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Horn, Craig                           25,910(29)      25,500             410                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Howe, Robert                           5,750           5,000             750                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hudson, Scott                         29,531          17,625          11,906                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hull, Damon                              714             714              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hull, Jordan                             714             714              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Hull, Robert                           8,493           8,493              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
IDA, G.P.                             50,000          50,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
International Caribbean Trust      1,207,653(31)   1,207,653              --                  *
Limited(30)
-------------------------------- ----------------- ------------- ------------------- -------------------
Jackson, David C.                     14,138(32)      12,888           1,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Jarocho Investments, LLC               2,000           2,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Johnson, Jeff                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Johnson, Michael A. and Elaine       215,315          19,400         195,915                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Johnson, Nathan                          800             500             300                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Johnson, Robert                        3,938           2,143           1,525                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Johnson, Susan                         8,930           8,930              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------

                                       8

                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
Kaller, Patricia                       2,050           1,800             250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kaplan, Ben                           50,625           6,250          44,375                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kaplan, Michael                        2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kaplan, Richard                        3,290           2,500             790                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kash, Daniel                          25,517          14,286          11,231                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kaston, Steven M.                     18,750          18,750              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kaufman, Fred and Wanda                1,250           1,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kearney, Norene A.                    12,500          12,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
King, Michael                          1,000           1,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kitatake, Constance B.                 2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kruse, Carl                          348,792(33)     348,792              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Krushak, Scott                           500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Kuhry, Jr., John Michael               1,250           1,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Lackey, Marty and Heidi                5,167           5,167              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Landers, Elorian C.(34) and          351,250         351,250              --                  *
Becky B.
-------------------------------- ----------------- ------------- ------------------- -------------------
Latorre, Frank                         4,167           4,167              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Lee, John                              5,000           5,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Lee Miller TTEE Powell                 2,000(35)       2,000              --                  *
Community Property Trust,
F/B/O Emma Lee Miller
-------------------------------- ----------------- ------------- ------------------- -------------------
Lenn, Michael                          2,146           2,146              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Lesh, William                          3,000           3,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Levine, Igor                          11,992          11,992              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Liberman, Sergey                      10,266           3,594           6,672                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Lightman, Herb(36)                   206,000          31,250         174,750                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Lilly Beter Capital Group,           732,653(38)     707,653          25,000                  *
Ltd.(37)
-------------------------------- ----------------- ------------- ------------------- -------------------
Lobel, Charles                        25,000          25,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Lockwood, John                        50,000           5,750          44,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
MacFadyen, Steve                       5,000           5,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Madison & Wall Worldwide, Inc.        40,000          40,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Madmony, Doron                         4,822           3,572           1,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Maher, Eric                            3,572           3,572              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Mahloch, Marla                         8,250             750           7,500                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Mandala, Julia                           750             750              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Marcus, Jay                           41,667(39)      41,667              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Marks, Helene                          9,443           6,072           3,371                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Mastrandrea, Anthony                     417             417              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Maxey, Monte                           1,251           1,250               1                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
McLaughlin, John                      13,710          10,143           3,567                  *
-------------------------------- ----------------- ------------- ------------------- -------------------

                                       9

                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
McLaughlin, Kathleen                  13,809(40)      12,246           1,563                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
McLaughlin. Laura                      7,393           7,143             250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
McLaughin, Michael J.                  3,572           3,572              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
McLaughlin, Jr., Thomas E.             5,000           5,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
McLeod, Lorna                          3,143           3,143              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
McPherson, Mary Leu                    7,322           7,322              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Miller, Craig                          4,286           4,286              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Miller, Lee Roy                       10,000(41)      10,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Montgomery Landing Trust             707,653(43)     707,653              --                  *
Limited(42)
-------------------------------- ----------------- ------------- ------------------- -------------------
Moore, Pati Lynn                       3,572           3,572              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Murphy, Betty                          8,923           7,144           1,779                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Murril, Brian                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Musick, Chase                          2,500(44)       2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Musick, Craig                        427,912(45)     220,840         207,072                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Musick, Gerald                        13,762           1,800          11,962                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Musick, Jerry                          6,250           6,250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Musick, Roger                          1,662             750             912                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Myers, Matt                              742             417             325                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Myers, Michael R.                        417             417              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Nakama, Douglas                        2,143           2,143              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Nash, Jeff                             6,300           5,000           1,300                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Nesland, Brett                         2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
National Financial Services,             685             500             185                  *
LLC
-------------------------------- ----------------- ------------- ------------------- -------------------
Nielson, Gary                            250             250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Nojima, Lanie                            888             834              54                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Norman, Bruce                          2,143           2,143              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
North Republic Ltd.                    6,875           6,875              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Norton, Shari                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
O'Brien, Gail                          7,250           1,250           6,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Osier, Michael                           100             100              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Osier, Rusty                             100             100              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Page, Mark                             5,875           5,857              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Panaia, Chris                          7,500           7,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Passalaqua, Joseph                    12,500          12,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Pearl Street Investments             530,000         300,000         230,000                  *
Trust, Ltd.(46)
-------------------------------- ----------------- ------------- ------------------- -------------------
Pedersen, Harvey L.                    3,572           3,572              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Peralta, Guillermo                     1,750           1,750              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Plucker, Donald C.                     5,205           4,572             633                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Poates, Lemuel                       381,001          85,000         296,001                1.2%
-------------------------------- ----------------- ------------- ------------------- -------------------

                                       10

                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
Port, Tom                             11,838           5,656           6,182                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Potapov, Igor                         35,975          35,975              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Prickett, Mike                           715             715              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Prinz, Daniel and Patricia               600             500             100                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Prinz, Jennifer                       19,216           9,429           9,787                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Prinz, Jonathan                        1,807             250           1,557                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Prometheus Trust Limited(47)         730,642(48)     730,642              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Prospect Development Trust,          350,000         300,000          50,000                  *
Ltd.(49)
-------------------------------- ----------------- ------------- ------------------- -------------------
Pushnick, Mariah(50)                   2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Pushnick, Will(51)                     2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Quail Run Trust Limited(52)          707,653(53)     707,653              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Quenzer, Fred                          2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Quenzler, Ron R.                       3,509           3,509              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Rabe, Mark                            50,000          50,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Randall, II, Keith Owen               16,287           7,143           9,144                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Reid, Shevente                         2,164           2,084              80                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Richins, Don and Laura Jo                500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Rider, Curt                              500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Rieder, Karen                            250             250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Rieder, Patrick                          125             125              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Riviera Bay Holdings Trust,          300,000         300,000              --                  *
Ltd.(54)
-------------------------------- ----------------- ------------- ------------------- -------------------
Robinson, Jack                       166,666(55)     166,666              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Rosenait, Anna                         7,500(56)       1,250           1,250                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Rother, Ron                            9,750           6,250           3,500                 *
-------------------------------- ----------------- ------------- ------------------- -------------------
Rothstein, Harold                     37,500          37,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sabicer, John                          9,907           6,907           3,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sakamoto, Tom                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sallis, Guy A.                        10,431           8,500           1,931                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Samson, John                          26,000(57)      25,000           1,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
San Diego Trust Company,              68,750          68,750              --                  *
F/B/O Rita A. Gregory
-------------------------------- ----------------- ------------- ------------------- -------------------
Sapienza, Daniel J.                    2,000           2,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sarno, Raphaella                       2,000           2,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Schay, Daniel and Barbara                500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Scully, Dennis                           500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Shaffer, Betty P.                     30,889          13,889          17,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Shaffer, Mark                          8,750           8,750              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Shepard, Doug                         17,106          14,706           2,400                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sheppherd, Laura                         250             250              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sherman, Alexander                     2,875           2,500             375                  *
-------------------------------- ----------------- ------------- ------------------- -------------------

                                       11

                                      SHARES                          SHARES             PERCENTAGE
                                   BENEFICIALLY      SHARES        BENEFICIALLY         BENEFICIALLY
            SELLING                OWNED BEFORE       BEING         OWNED AFTER          OWNED AFTER
          SHAREHOLDER            THIS OFFERING(1)    OFFERED      THIS OFFERING(2)      THIS OFFERING
-------------------------------- ----------------- ------------- ------------------- -------------------
Shubatt, Mark                          2,648           1,750             898                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sidis, Danny                          11,286(58)      11,286              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sidis, Miriam                         11,286(59)      11,286              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Singleton, David                       2,600           2,500             100                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sinn, Daryl A.                           500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sipple, John                           2,100           2,000             100                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Smeeth, David                          2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Smith, Russ                              500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Specifically Palms, a                 24,034          17,859           6,175                  *
partnership
-------------------------------- ----------------- ------------- ------------------- -------------------
Stanley, Richard                         750             750              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Stein, Israel M.                       3,250           2,500             750                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Stepanian, Michael                     2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Stone, Evan                            1,213           1,213              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Supron, Paul                           2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Sutton, Jerry                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Taormina, Salvatore                    3,000           3,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Tayber, Olga Y.                        2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Taylor, Ron                           10,833           3,572           7,261                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Tazarve, Thomas K.                    15,001          14,286             715                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Tedder, Jennifer D.                      500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Tedder, Terry                            500             500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Troyer, Nevelyn                       25,625(60)      15,000          10,625                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Tru Color Trust Limited(61)          707,653(62)     707,653              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Voegele, Wayne                           150             150              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Waltier, Jennifer and Zachary          2,500           2,500              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Warengo, Eugene and Florence           2,778           2,778              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Webster, Ronald                        1,325             500             825                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Wheiler, Kent                          5,000           5,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Whiteside, William                     1,400             250           1,150                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Wilkes, David                         25,000          25,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Wilson, Doris M.                       2,500           1,500           1,000                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Winant, Todd                           4,972             834           4,138                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Wind & Sea Trust Limited(63)         707,653(64)     707,653              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Winsher, Mellisa                       2,322           2,322              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Wood, Dallas C.                       33,337          33,337              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Zobrist, Robert and Shauna             2,000           2,000              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Zulaica, Edward                       33,768(65)       4,018          29,750                  *
-------------------------------- ----------------- ------------- ------------------- -------------------
Zuniga, Sonia                            100             100              --                  *
-------------------------------- ----------------- ------------- ------------------- -------------------

*    Less than 1%.
(1) Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security and a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of March 22, 2001.
(2) Assumes the sale by the Selling Shareholder of all shares registered hereby.
(3) Includes 2,500 shares of common stock that are owned by Ms. Amsberry and Nick Ray Brassfield as joint tenants.
(4) Includes 5,000 shares of Common Stock underlying warrants that are currently exercisable.
(5) Includes 5,000 shares of Common Stock underlying warrants that are currently exercisable.
(6) Includes 15,000 shares of Common Stock underlying warrants that are currently exercisable.
(7) Includes 900 shares of common stock that are held of record by Ms. Amsberry and 2,500 shares of common stock held of record by Ms. Amsberry and Mr. Brassfield as joint tenants.
(8) Mr. Brown is a party to that certain Agreement to Produce Film, dated April 9, 2000, among the Registrant and Bruce Brown, Dana Brown and John Paul Beeghly.
(9) Includes 7,500 shares of Common Stock underlying warrants that are currently exercisable.
(10) Continental Capital & Equity Corporation served as the Registrant's public relations firm from June to December 2000 in accordance with a Client Services Agreement between the Registrant and Continental Capital & Equity Corporation, dated June 7, 2000 (the "Client Services Agreement").
(11) Includes 200,000 shares of Common Stock underlying warrants that are currently exercisable, which were issued pursuant to the Client Services Agreement.
(12) Includes 17,857 shares of Common Stock underlying warrants that are currently exercisable, and 38,214 shares held of record by Mr. Coomes, and 25,199 shares held of record by Mr. Coomes' wife.
(13) Includes 25,199 shares of Common Stock held of record by Ms. Coomes. Also includes 38,214 shares and 17,857 shares of Common Stock underlying warrants that are currently exercisable, which shares and warrants are held of record by Ms. Coomes' husband.
(14) Mr. Courtade acquired these shares pursuant to that certain Settlement Agreement dated February 2001, between the Registrant, Astounding.com, Inc., and Jack Robinson (the "Settlement Agreement").
(15) Party to that certain Securities Purchase Agreement, dated November 17, 2000, as amended, among the Registrant, Lilly Beter Capital Group, Ltd. ("LBCG"), International Caribbean Trust Limited ("International Caribbean"), Cutting Edge Trust Limited ("Cutting Edge"), Wind & Sea Trust Limited ("Wind & Sea"), Montgomery Landing Trust Limited ("Montgomery"), Quail Run Trust Limited ("Quail Run"), Prometheus Trust Limited ("Prometheus"), and Tru Color Trust Limited ("Tru Color") (the "Securities Purchase Agreement").
(16) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require Cutting Edge to purchase under the Securities Purchase Agreement, and 11,403 shares held of record by Cutting Edge. Cutting Edge acquired these shares and warrants pursuant to the Securities Purchase Agreement.
(17) Includes 2,500 shares of Common Stock held of record by Mr. Davidson and 2,500 shares held of record by Mr. Davidson's wife.
(18) Includes 2,500 shares of Common Stock held of record by Ms. Davidson and 2,500 shares held of record by Ms. Davidson's husband.
(19) Includes 17,857 shares of Common Stock underlying warrants that are currently exercisable.
(20) Includes 10,000 shares of Common Stock underlying warrants that are currently exercisable.
(21) Party to the certain Credit Agreement, dated June 29, 2000, as amended, among the Registrant, Epic Events Trust, Ltd. ("Epic"), Exodus Systems Trust, Ltd. ("Exodus"), Pearl Street Investments Trust, Ltd. ("Pearl Street"), Prospect Development Trust, Ltd. ("Prospect"), and Riviera Bay Holdings Trust, Ltd. ("Riviera Bay"). Epic acquired 300,000 of these shares in consideration of its agreements in the Credit Agreement.
(22) Party to the Credit Agreement. Exodus acquired 300,000 of these shares in consideration of its agreements in the Credit Agreement.

(23) Includes 1,250 shares of Common Stock underlying options that are currently exercisable.
(24) Includes 2,679 shares of Common Stock underlying warrants that are currently exercisable.
(25) Includes 5,000 shares of Common Stock underlying warrants that are currently exercisable.
(26) Includes 3,000 shares of Common Stock underlying warrants that are currently exercisable.
(27) Includes 17,500 shares of Common Stock underlying warrants that are currently exercisable.
(28) Includes 75 shares held by Mr. Hodges and Megan Leslie Hawkins as joint tenants, 75 shares held by Mr. Hodges and Benjamin Blaine Hawkins as joint tenants, 14,850 shares held by Mr. Hodges and Erin Christine Hodges as joint tenants, and 250 shares held of record by Mr. Hodges.
(29) Includes 7,000 shares of Common Stock underlying warrants that are currently exercisable.
(30) Party to the Securities Purchase Agreement.
(31) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require International Caribbean to purchase under the Securities Purchase Agreement and 511,403 shares held of record by International Caribbean. International Caribbean acquired these warrants and 11,403 shares pursuant to the Securities Purchase Agreement.
(32) Includes 1,250 shares of Common Stock underlying options that are currently exercisable.
(33) Includes 84,000 shares of Common Stock underlying warrants that are currently exercisable, 96,792 shares held of record by Mr. Kruse on March 22, 2001, and 168,000 shares purchased by Mr. Kruse from the Registrant after that date.
(34) Mr. Landers is a former director of the Registrant.
(35) Includes 2,000 shares of Common Stock issued on March 29, 2001.
(36) Mr. Lightman is a former director of the Registrant.
(37) Party to the Securities Purchase Agreement. LBCG also has provided consulting, financial advisory and private investment banking services to the Registrant.
(38) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require LBCG to purchase under the Securities Purchase Agreement and 36,403 shares held of record by LBCG. LBCG acquired these warrants and 11,403 shares pursuant to the Securities Purchase Agreement.
(39) Mr. Marcus acquired these shares pursuant to the Settlement Agreement.
(40) Includes 1,563 shares of Common Stock underlying options that are currently exercisable.
(41) Includes 10,000 shares of Common Stock issued on March 29, 2001.
(42) Party to the Securities Purchase Agreement.
(43) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require Montgomery to purchase under the Securities Purchase Agreement, and 11,403 shares held of record by Montgomery. Montgomery acquired these warrants and shares pursuant to the Securities Purchase Agreement.
(44) Chase Musick is the minor son of Craig Musick.
(45) Includes 23,425 shares of Common Stock underlying warrants that are currently exercisable, 20,000 shares issued on March 29, 2001, 238,862 shares held of record by Mr. Musick on March 22, 2001, 2,500 shares held of record by his minor child, Chase Musick, and 143,125 shares held of record by Mr. Musick and Susan Musick as joint tenants.
(46) Party to the Credit Agreement. Pearl Street acquired 300,000 of these shares in consideration of its agreements in the Credit Agreement.
(47) Party to the Securities Purchase Agreement.
(48) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require Prometheus to purchase under the Securities Purchase Agreement, and 34,392 shares held of record by Prometheus. Prometheus acquired these warrants and shares pursuant to the Securities Purchase Agreement.
(49) Party to the Credit Agreement. Prospect acquired 300,000 of these shares in consideration of its agreements in the Credit Agreement.
(50) Mariah Pushnick is the minor daughter of Anna Rosenait.
(51) Will Pushnick is the minor son of Anna Rosenait.
(52) Party to the Securities Purchase Agreement.
(53) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require Quail Run to purchase under the Securities Purchase Agreement, and 11,403 shares held of record by Quail Run. Quail Run acquired these warrants and shares pursuant to the Securities Purchase Agreement.

(54) Party to the Credit Agreement. Riviera Bay acquired these shares in consideration of its agreements in the Credit Agreement.
(55) Mr. Robinson acquired these shares pursuant to the Settlement Agreement. He was the sole shareholder of Astounding.com, Inc., which entered into a merger agreement with the Registrant in October 1999. The merger was not consummated and was the subject of litigation between Mr. Robinson and the Registrant which was settled by the Settlement Agreement.
(56) Includes 2,500 shares of Common Stock held of record by Ms. Rosenait, 2,500 shares held of record by her minor daughter, Mariah Pushnick and 2,500 shares held of record by her minor son, Will Pushnick.
(57) Includes 12,500 shares held of record by Mr. Samson and Elsie Jean Samson as joint tenants and 12,500 shares held of record by Mr. Samson and Robert
     E. Samson as joint tenants.
(58) Includes 3,786 shares held of record by Mr. Sidis' wife, Miriam Sidis, and 7,500 shared held of record by Mr. Sidis.
(59) Includes 7,500 shares held of record by Ms. Sidis' husband, Danny Sidis, and 3,786 shares held of record by Ms. Sidis.
(60) Includes 5,000 shares of Common Stock underlying warrants that are currently exercisable.
(61) Party to the Securities Purchase Agreement.
(62) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require Tru Color to purchase under the Securities Purchase Agreement, and 11,403 shares held of record by Tru Color. Tru Color acquired these warrants and shares pursuant to the Securities Purchase Agreement.
(63) Party to the Securities Purchase Agreement.
(64) Includes 500,000 shares of Common Stock underlying warrants that are currently exercisable, 196,250 shares of Common Stock that the Registrant may require Wind & Sea to purchase under the Securities Purchase Agreement, and 11,403 shares held of record by Wind & Sea. Wind & Sea acquired these warrants and shares pursuant to the Securities Purchase Agreement.
(65) Includes 16,000 shares of Common Stock held of record by Zulaica Family Trust.

                          SECURITIES PURCHASE AGREEMENT

On November 17, 2000, we entered into a Securities Purchase Agreement with eight accredited investors (collectively, the "Investors"). This agreement was amended January 22, 2001. In addition to other shares covered by this registration statement, this registration statement covers the resale by the Investors of up to 1,570,000 shares of our common stock that we can require the Investors to purchase under the Securities Purchase Agreement, and 4,000,000 shares underlying warrants granted to the Investors in the Securities Purchase Agreement.

The terms of the Securities Purchase Agreement provide that over a two year period the Investors will purchase at our request up to $5 million of our common stock. Up to $500,000 of common stock may be purchased at a time, and we must wait at least five trading days after a purchase before requesting another purchase. The purchase price for shares acquired under the Securities Purchase Agreement will equal 87% of the average closing market price per share of our common stock over the five days preceding the closing of each purchase. Each Investor is obligated to purchase one-eighth of the securities sold under the Securities Purchase Agreement. Through March 22, 2001, we have sold an aggregate of 114,213 shares of common stock to the Investors and received aggregate proceeds of $577,000. If we sell the remaining shares under the Securities Purchase Agreement to the Investors, we would receive an additional $4,423,000 in proceeds. These funds may not be used to pay costs or expenses related to our pending motion picture project.

The Investors received warrants granting them the right to purchase, in the aggregate, up to an additional 4 million shares of our common stock, three million of which are represented by Series A Warrants and one million of which are represented by Series B Warrants. The exercise price of the Series A Warrants is the lesser of $6.00 per share or 50% of the average closing market price per share of our common stock over the five days preceding the exercise of the Series A Warrants. The exercise price of the Series B Warrants is $6.00 per share. The Series A Warrants may only be exercised on a cash basis, and the Series B Warrants may be exercised on either a cash basis or a cashless basis, at the election of the holder. If the Series A Warrants were exercised, based on our average market price for the five trading days ended April 9, 2001, we would issue 3,000,000 shares of common stock and receive proceeds of approximately $4.86 million. If the Series B Warrants were exercised for cash, we would issue 1,000,000 shares of common stock. However, it is more likely that the Series B Warrants would be exercised on a cashless basis. In this case, we would issue fewer than 1,000,000 shares, but would not receive any proceeds.

If we ask the Investors to purchase shares under the Securities Purchase Agreement at a time when our average market price is less than $2.00 per share or our average daily trading volume is less than 36,000 shares, the Investors may refuse to do so. The Investors may also, in their discretion, decline to purchase shares under the Securities Purchase Agreement if the amount previously funded by them under the Securities Purchase Agreement, plus the amount of funds received by the Company for issuing stock to others after January 22, 2001, exceeds $5,000,000 (excluding any funds received by us for use in our pending motion picture project). The Investors could also refuse to buy shares under the Securities Purchase Agreement if Ray Willenberg, Jr. ceases to be employed by us in an executive capacity.


                              PLAN OF DISTRIBUTION

The selling shareholders, or their pledgees, transferees or other successors in interest, may sell the shares of common stock from time to time in public or private transactions occurring on or off the OTC Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts. To this end, the selling shareholders may offer their shares for sale in one or more of the following transactions:


         o   in the over-the-counter market;
         o through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which any of the shares of common stock are then listed, admitted to unlisted trading privileges or included for quotation in privately negotiated transactions;
         o in transactions other than on such exchanges or in the over-the-counter market;
         o   by pledge to secure debts and other obligations;
         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
         o   in a combination of any of the above transactions.

If the selling shareholders sell their shares directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, in connection with such sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling shareholders and/or the purchasers of the shares for whom they may act as agent or to whom they sell the shares as principal or both. Such commissions, concessions, allowances or discounts might be in excess of customary amounts. To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed broker/dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with. We are not aware of any definitive selling arrangement at the date of this prospectus between any selling shareholder and any broker-dealer or agent. We will not receive any of the proceeds from the sale of the shares by the selling shareholders, but may receive certain funds as described under "Use of Proceeds."

In connection with the distribution of their shares, certain of the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders.

The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of the shares to the broker-dealer.

The selling shareholders may also loan or pledge their shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default, may sell the pledged shares.

The selling shareholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). In that case, any profit on the sale of shares by a selling shareholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. Any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Concurrently with sales under this prospectus, the selling shareholders may effect sales of other shares not covered by this prospectus under Rule 144 of the Securities Act of 1933 or other exempt resale transactions, to the extent the sales qualify under Rule 144 or such other exemption.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Our holders of common stock are entitled to one vote for each share held of record on all matters to be voted upon by the shareholders, subject to the rights of preferred shareholders, if any. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to preemptive rights and are not subject to assessment for payment of our debts. The holders of common stock are entitled to receive dividends as may be declared from time to time by the board of directors, in their sole discretion, out of funds legally available, subject to the rights of preferred shareholders, if any. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, that portion of our assets which are legally available for distribution to shareholders, subject to the rights of preferred shareholders, if any. The common stock is also subject to certain Series A Junior Participating Preferred Stock Purchase Rights referenced under "Incorporation of Certain Documents by Reference," which may delay, defer or prevent a change in control of us.


                                  LEGAL MATTERS

The validity of the common stock offered under this prospectus will be passed on for us by G. David Gordon & Associates, P.C. David Gordon, a principal of G. David Gordon & Associates, P.C. is the holder of record of 289,000 shares of our common stock, of which 250,000 shares are being registered pursuant to this registration statement.


                                     EXPERTS

Our consolidated financial statements as of October 31, 2000 incorporated by reference in this prospectus and included in our Annual Report on Form 10-KSB for the year ended October 31, 2000 are included herein and in the registration statement in reliance upon the report of Grassi & Co., CPAs, P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These statements relate to future events or our future financial performance. You should exercise extreme caution with respect to all forward looking statements contained in this prospectus. Specifically, the following statements are forward-looking:

         o statements regarding our overall strategy for deploying our proprietary technology, including without limitation our intended markets and future products;
         o   statements regarding our research and development efforts;
         o statements regarding the plans and objectives of our management for future operations, the production of products incorporating our technology and the size and nature of the costs we expect to incur and the people and services we may employ;
         o statements regarding the future of broadband communications and opportunities therein, our competition or regulations that may affect us;
         o   statements regarding our ability to compete with third parties;
         o any statements using the words "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "should," "expect," "plan," "predict," "potential," "continue" and similar words; and
         o   any statements other than historical fact.

Potential investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Forward-looking statements reflect the current view of management with respect to future events and are subject to numerous risks, uncertainties and assumptions, including without limitation, those listed in "Risk Factors." We can give no assurance that such expectations will prove to be correct. Should any one or more of these or other risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results are likely to vary materially from those described in this prospectus. There can be no assurance that the projected results will occur, that these judgments or assumptions will prove correct or that unforeseen developments will not occur. We are under no duty to update any of the forward-looking statements after the date of this prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the information listed below:

         1. Our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2000, filed January 29, 2001;

         2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2001, filed on March 19, 2001; and

         3. The description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed on August 10, 2000, which should be read in conjunction with "Description of Securities to be Registered."

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated into this prospectus by reference, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct such requests to:
New Visual Entertainment, Inc., 5920 Friars Road, Suite 104, San Diego, California, Attention: Corporate Secretary. Our phone number at that address is
(619) 692-0333.


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room and at its regional offices located as follows:

Public Reference Room       New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.        7 World Trade Center           Citicorp Center
Washington, D.C. 20549            Suite 1300             500 West Madison Street
                            New York, New York 10048           Suite 1400
                                                    Chicago, Illinois 60661-2511

You may obtain further information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1- 800-SEC-0330. Our Securities and Exchange Commission filings are also available to the public over the Internet at the Securities and Exchange Commission's Web site at http:\\www.sec.gov.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

We are a Utah corporation. Section 16-10a-902 of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (i) his or her conduct was in good faith; (ii) he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, for reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding upon the satisfaction of certain conditions.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director; (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Section 16-10a-908 of the Revised Act authorizes a corporation to purchase and maintain liability insurance for a director, officer, employee, fiduciary or agent of the corporation.

Our Bylaws (the "Bylaws") provide that subject to the limitations and conditions as provided below and in Section 9 of the Revised Act, a Party in a Proceeding or an appeal, inquiry or investigation that could lead to a Proceeding, by reason of the fact that he or she, is or was an Indemnifiable Director shall be indemnified by us against judgments, fines, settlements and reasonable expenses (including, attorneys' fees) actually incurred by them in connection with such Proceeding, if it is determined that such person: (i) conducted himself or herself in good faith; (ii) reasonably believed that his or her conduct was in, or not opposed to, our best interest and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Reasonableness of expenses shall be determined by the directors, a committee, by special legal counsel or by a vote of the shareholders. However, if a person is found liable to us or is found liable on the basis that personal benefit was improperly received by such person, indemnification is limited to reasonable expenses actually incurred by such person in connection with the Proceeding and will not be made in respect of any Proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to us. Indemnification may involve indemnification for negligence or under theories of strict liability.

Our Bylaws further provide that indemnification rights granted are contract rights, and no amendment of the Bylaws will limit or deny any such rights with respect to actions taken or Proceedings arising prior to any amendment. Indemnification rights may include the right to be paid the reasonable expenses incurred by an Indemnifiable Director who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses will be made only (i) upon delivery to us of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (ii) delivery of a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified pursuant to the Bylaws or otherwise and (iii) a determination that the facts then known to those making the determination would not preclude indemnification. We, by adoption of a resolution of the directors, may indemnify and advance expenses to an officer, employee, fiduciary or agent to the same extent and subject to the same conditions under which we may indemnify and advance expenses to directors. We may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding. We may purchase and maintain liability insurance. If any portion of the Bylaws relating to indemnification are invalidated we shall nevertheless indemnify each director, officer or any other person indemnified pursuant to the Bylaws as to costs to the full extent permitted by any applicable portion of the Bylaws that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

================================================================================




                         New Visual Entertainment, Inc.


                     Up to 12,262,483 Shares of Common Stock







                       -----------------------------------

                               P R O S P E C T U S
                                 APRIL __, 2001


                       -----------------------------------








YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the offering, all of which are to be borne by the company, are as follows:

          SEC Registration Fee                                     $11,649
          Printing Expenses*                                       $15,000
          Accounting Fees and Expenses*                            $ 2,000
          Legal Fees and Expenses*                                 $40,000
          Registrar and Transfer Agent Fee*                        $ 2,000
          Miscellaneous*                                           $ 5,000
                                                                   -------
                   Total*                                          $75,649

------------------------------
*  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Utah corporation. Section 16-10a-902 of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if: (i) his or her conduct was in good faith; (ii) he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, for reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding upon the satisfaction of certain conditions.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director; (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Section 16-10a-908 of the Revised Act authorizes a corporation to purchase and maintain liability insurance for a director, officer, employee, fiduciary or agent of the corporation.

Our Bylaws (the "Bylaws") provide that subject to the limitations and conditions as provided below and in Section 9 of the Revised Act, a Party in a Proceeding or an appeal, inquiry or investigation that could lead to a Proceeding, by reason of the fact that he or she, is or was an Indemnifiable Director shall be indemnified by us against judgments, fines, settlements and reasonable expenses (including, attorneys' fees) actually incurred by them in connection with such Proceeding, if it is determined that such person: (i) conducted himself or herself in good faith; (ii) reasonably believed that his or her conduct was in, or not opposed to, our best interest and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Reasonableness of expenses shall be determined by the directors, a committee, by special legal counsel or by a vote of the shareholders. However, if a person is found liable to us or is found liable on the basis that personal benefit was improperly received by such person, indemnification is limited to reasonable expenses actually incurred by such person in connection with the Proceeding and will not be made in respect of any Proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to us. Indemnification may involve indemnification for negligence or under theories of strict liability.

Our Bylaws further provide that indemnification rights granted are contract rights, and no amendment of the Bylaws will limit or deny any such rights with respect to actions taken or Proceedings arising prior to any amendment. Indemnification rights may include the right to be paid the reasonable expenses incurred by an Indemnifiable Director who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses will be made only (i) upon delivery to us of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (ii) delivery of a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified pursuant to the Bylaws or otherwise and (iii) a determination that the facts then known to those making the determination would not preclude indemnification. We, by adoption of a resolution of the directors, may indemnify and advance expenses to an officer, employee, fiduciary or agent to the same extent and subject to the same conditions under which we may indemnify and advance expenses to directors. We may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding. We may purchase and maintain liability insurance. If any portion of the Bylaws relating to indemnification are invalidated we shall nevertheless indemnify each director, officer or any other person indemnified pursuant to the Bylaws as to costs to the full extent permitted by any applicable portion of the Bylaws that have not been invalidated and to the fullest extent permitted by law.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                   TITLE
-----------                   -----

4.1 Specimen Stock Certificate (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-KSB/A for the year ended October 31, 1999 (the "1999 10-KSB/A")).

4.2 Rights Agreement by and between us and First Union National Bank, dated August 9, 2000 (incorporated by reference to Exhibit 4.2 of the 1999 10-KSB/A).

4.3 2000 Omnibus Securities Plan of New Visual Entertainment, Inc. (incorporated by reference to Appendix A of our definitive Proxy Statement filed with the Commission on May 2, 2000).

5.1      Legal Opinion of G. David Gordon & Associates, P.C.*

23.1     Consent of Grassi & Co., CPAs, P.C.*

23.2     Consent of G. David Gordon & Associates, P.C. (included in Exhibit
         5.1)*

24.1     Power of Attorney (included on signature page)*

------------------------------------

* Filed herewith.

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                           (i) include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) reflect in the prospectus any facts or events
                  which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) include any additional or changed material
                  information with respect to the plan of distribution.

                  (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11 of April, 2001.

                                        NEW VISUAL ENTERTAINMENT, INC.


                                        By: /s/ RAY WILLENBERG, JR.
                                           ---------------------------
                                           Ray Willenberg, Jr.
                                           President, Chief Executive Officer
                                           and Chairman of the Board (Principal
                                           Executive Officer)


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Ray Willenberg, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution, to do any and all acts and things in his respective name and on his respective behalf that Ray Willenberg, Jr. may deem necessary or advisable to enable New Visual Entertainment, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this registration statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


/s/ RAY WILLENBERG, JR.                                           April 11, 2001
-----------------------------------------------------
Ray Willenberg, Jr., President, Chief Executive Officer
and Chairman of the Board (Principal Executive Officer)


/s/ THOMAS SWEENEY                                                April 11, 2001
-----------------------------------------------------
Thomas Sweeney, Chief Financial Officer (Principal
Financial Officer and Principal Accounting Officer)


/s/ C. RICH WILSON III                                            April 11, 2001
-----------------------------------------------------
C. Rich Wilson III, Vice President, Secretary and
Director


/s/ JOHN HOWELL                                                   April 11, 2001
-----------------------------------------------------
John Howell, Executive Vice President and Director


/s/ LILLY BETER                                                   April 9, 2001
-----------------------------------------------------
Lilly Beter, Director


                                                                  April __, 2001
-----------------------------------------------------
Ivan Berkowitz, Director


/s/ BRUCE BROWN                                                   April 7, 2001
-----------------------------------------------------
Bruce Brown, Director


/s/ CELSO B. SUAREZ, JR.                                          April 6, 2001
-----------------------------------------------------
Celso B. Suarez, Jr., Director

                         NEW VISUAL ENTERTAINMENT, INC.

                                INDEX TO EXHIBITS


EXHIBIT NO.                   TITLE
-----------                   -----

4.1 Specimen Stock Certificate (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-KSB/A for the year ended October 31, 1999 (the "1999 10-KSB/A")).

4.2 Rights Agreement by and between us and First Union National Bank, dated August 9, 2000 (incorporated by reference to Exhibit 4.2 of the 1999 10-KSB/A).

4.3 2000 Omnibus Securities Plan of New Visual Entertainment, Inc. (incorporated by reference to Appendix A of our definitive Proxy Statement filed with the Commission on May 2, 2000).

5.1      Legal Opinion of G. David Gordon & Associates, P.C.*

23.1     Consent of Grassi & Co., CPAs, P.C.*

23.2     Consent of G. David Gordon & Associates, P.C. (included in Exhibit
         5.1)*

24.1     Power of Attorney (included on signature page)*

------------------------------------
* Filed herewith.